Exhibit 10.1

STOCK PURCHASE AND SHARE SUBSCRIPTION AGREEMENT

This Stock Purchase and Share Subscription Agreement (the “Agreement”) is made and entered into as of December 23, 2021 by and between Sharing Services Global Corporation, a Nevada corporation (the “Company”) and Decentralized Sharing Systems, Inc., a New York corporation (the “Investor”), or its designee.

1. Subscription For Equity Investment. Investor has agreed to invest the sum of USD $3,000,000.00 in the Company, under the terms and conditions as set out in the Section 3, below (the “Investment Amount”).

2. Equity Investment Designation.

2.1 In exchange for the Investment Amount, the Company shall issue to Investor:

(i)	Fifty million (50,000,000) shares (the “Shares”) of the Company’s Class A Common Stock (the “Common Stock”), which shall be restricted shares as described further in Section 2.3

(ii)	Warrants to purchase up to fifty million (50,000,000) shares (the “Warrant Shares”) of Class A Common Stock, exercisable at the option of Investor at a per share price equal to USD $0.063 (the “Warrants” and together with the Shares and the Warrant Shares, the “Securities”).

2.2 All Warrants shall be immediately vested and may be exercised at any time during the period commencing on the Issuance Date described in the Warrant instrument attached hereto as Exhibit “A” (the “Warrant Agreement”) and ending five (5) years from such date.

2.3 Reserved.

3. Closing Terms And Conditions.

3.1 The closing of the funding of the Investment Amount shall occur no later than December 31, 2021 (the “Closing”).

3.2 The Investment Amount shall be funded into the following bank account of the Company, by wire transfer, as follows:

Prosperity Bank
Account # 70279401
Routing # 113122655

3.3 Upon the completion of the funding of the Investment Amount, the Company and Investor shall execute and deliver to each other the Warrant Agreement.

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3.4 From the date hereof to the date of the Closing, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the “Commission”) or the OTCQB, and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service.

4. Provision Regarding Federal Securities Laws. Investor acknowledges and agrees that receipt of advice from the Company that: (i) the Warrants and the Warrant Shares to be acquired pursuant thereto are subject to the Securities laws of the United States of America; (ii) the Warrant Shares to be acquired pursuant to the Warrants are subject to Rule 144 of the United States Securities Act of 1933; (iii) Investor shall bear the economic risk of the investment described herein; and (iv) given the thinly traded nature of the Stock on the OTCQB, the trading market for the Shares and Warrant Shares may be limited both now and in the foreseeable future.

5. Representations And Warranties Of Investor. Investor represents and warrants to the Company as to the matters set out below.

5.1 Investor Status. Either: (i) Investor is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act or (ii) (A) the Investor’s financial situation is such that Investor can afford to bear the economic risk of investing in the Company for an indefinite period of time; (B) Investor can afford to suffer complete loss of its investment in the Securities; (C) Investor’s knowledge and experience in financial and business matters are such that Investor is capable of evaluating the merits and risks of the Investor’s investment in the Securities; (D) Investor understands and has taken cognizance of all the risk factors related to the purchase of the Securities and has further been given the opportunity by the Company to evaluate such documents, reports, financials instruments and other information of the Company necessary for Investor to make an informed decision as to the purchase of the Securities, the suitability of this investment and to enter into this Agreement and (E) Investor has been afforded the opportunity to ask all questions and to obtain any additional information necessary in order to verify the accuracy of the information and documents provided to Investor and Investor, in fact, has asked all such questions and reviewed all such documents, instruments and other information as Investor has deemed necessary under the circumstances in connection with the purchase of the Securities.

5.2 Due Execution and Delivery. The Transaction Documents, when executed by Investor, shall be legal, valid and binding obligations of the Investor, enforceable in accordance with their respective terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Investor in connection with the execution and delivery of the Transaction Documents, or the performance of the Investor’s obligations hereunder or thereunder.

6. Representations And Warranties Of The Company. To the best of its current, actual knowledge, the Company represents and warrants to Investor, as set out below.

6.1 Organization Form. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted.

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6.2 Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement and the Warrant Agreement and to carry out the transactions contemplated hereby and thereby, including all requisite power and authority to issue the Shares, Warrants and the Warrant Shares. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the affirmative act of the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the affirmative act of the Company other than restrictions on transfer provided for in the Transaction Documents.

6.3 Capital Stock Assurances. The Company has taken measures to ensure that the maximum number of shares of Common Stock issuable pursuant to the Transaction Documents are properly accounted for in connection with its authorized capital stock.

6.4 Actions Authorized. The Company has taken such corporate actions as are necessary to authorize it to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated therein. The Transaction Documents have been duly executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company enforceable in accordance with their terms.

6.5 Due Execution and Delivery. The Transaction Documents constitute a legal, valid and binding obligation of the Company and, when executed are enforceable in accordance with their terms; and no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents, or the performance of the Company’s obligations thereunder, other than in connection with the actions of its stock transfer agent, VStock Transfer, LLC.

6.5 Required Filings and Approvals. The execution and delivery of the Transaction Documents by the Company and the consummation of the transactions contemplated therein do not require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company, with the exception of the filing of applicable documents with federal and state regulatory authorities, including the Commission.

6.6 No Conflicts. Neither the execution, delivery or performance of the Transaction Documents or the consummation of the transactions contemplated therein by the Company will conflict with the Amended and Restated Articles of Incorporation or Bylaws of the Company, except as would not be reasonably expected to have a material, adverse effect on the operations of the Company.

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6.7 Capitalization.

6.7.1 Other than those afforded HWH International, Inc. pursuant to the Securities Purchase Agreement dated October 6, 2017, no person or entity has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any person or entity (other than the Investor).

6.7.2 Except with respect to various agreements with certain shareholders regarding lock up agreements, stock voting trusts, and the conversion of the all classes of the stock of the Company to a single class of Common voting stock, there are no outstanding securities or instruments of the Company or any subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of the Securities by the Company or any subsidiary.

6.8 SEC Reports; Financial Statements.

6.8.1 The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

6.8.2 The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.

6.9 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in (A) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (B) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (C) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (each of (A), (B) or (C) in this Section 6.9(i).

6.10 Litigation.

6.10.1 There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which has not been previously disclosed to Investor.

6.10.2 There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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6.11 Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received written notice from the OTCQB to the effect that the Company is not in compliance with the listing or maintenance requirements of the OTCQB. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

7. Miscellaneous.

7.1 Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

7.2 Waiver. Either party hereto may by written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; or (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

7.3 Amendments. Neither this Agreement nor any term or provision hereof may be amended, modified, waived or supplemented orally, but only by a written instrument executed by the parties hereto.

7.4 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Investor without the prior written consent of the other parties hereto, which may not be unreasonably withheld provided that such assignment is to an Affiliate as defined in Rule 405 of the Securities Act of 1933, as amended.

7.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada, regardless of the law that might be applied under principles of conflicts of law. Venue for any action or dispute proceeding under this Agreement shall be in Collin County, Texas.

7.6 No Additional Representations. The Company is not making any representations or warranties with respect to the Company or the merits of Investor’s investment therein.

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IN WITNESS WHEREOF, the Company and Investor have executed this Agreement as of the date first above written.

COMPANY:

SHARING SERVICES GLOBAL CORPORATION,
a Nevada corporation

By:	/s/John “JT” Hatch
PrintedName:	John “JT” Hatch
Title:	Chief Executive Officer

Date: December 23, 2021

INVESTOR:

Decentralized Sharing Systems, INC.,
a New York corporation

By:	/s/Frank Heuszel
Printed Name:	Frank Heuszel
Title:	Chief Executive Officer

Date: December 23, 2021

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EXHIBIT “A”

Warrant Agreement

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